  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2010
Great Spirits, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-52997	20-5572519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3107 Fall Creek Highway, Granbury, Texas	76049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 326-0295

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Great Spirit, Inc.’s (the “Registrant”) Current Report on Form 8-K filed August 10, 2010 (the “Original Filing”) is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission.

For convenience and ease of reference, the Registrant is filing this Form 8K/A in its entirety with applicable changes. Unless otherwise stated, all information contained in this amendment is as of August 10, 2010, the filing date of the Original Filing. Except as stated herein, this Form 8K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

Section 2 -	Financial Information
	Item 2.01	Completion of Acquisition or Disposition of Assets.

Section 3 -	Securities and Trading Markets
	Item 3.02	Unregistered Sales of Equity Securities.

Section 5 -	Corporate Governance and Management
	Item 5.01	Changes in Control of Registrant

	Item 5.03	Amendments to Articles of Incorporation or By-laws; change in fiscal year.

	Item 5.06	Change in Shell Company Status

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements. The Registrant has based these forward-looking statements on its current expectations and projections about future events.  These statements include, but are not limited to:

•	statements as to the anticipated timing of business developments;
•	expectations as to the adequacy of the Registrant’s cash balances to support its operations for specified periods of time and as to the nature and level of cash expenditures; and
•	expectations as to the market opportunities for the Registrant’s services as well as its ability to take advantage of those opportunities.

These statements may be found in the sections of this Form 8-K entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business,” as well as in this Form 8-K generally.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in “Risk Factors” and elsewhere in this Form 8-K.

In addition, statements that use the terms “can,” “continue,” “could,” “may,” “potential,” “predicts,” “should,” “will,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “scheduled” and similar expressions are intended to identify forward-looking statements.  All forward-looking statements in this Form 8-K reflect the Registrant’s current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause its actual results to differ materially from future results expressed or implied by the forward-looking statements.  Many of these factors are beyond the Registrant’s ability to control or predict.  Forward-looking statements do not guarantee future performance and involve risks and uncertainties.  Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties.  The risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in Registrant’s filings with the Securities and Exchange Commission (the “Commission”), and include, among others, the following:

•	The Registrant’s limited operating history;

•	The Registrant’s ability to successfully commercialize its services;

•	The degree and nature of its competition;

•	The Registrant’s ability to employ and retain qualified employees; and

•
The other factors referenced in this Form 8-K, including, without limitation, under the section entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business”.

These risks are not exhaustive.  Other sections of this Form 8-K may include additional factors which could adversely impact the Registrant’s business and financial performance.  Moreover, the Registrant operates in a competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible to predict all risk factors, nor can the Registrant assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  These forward-looking statements are made only as of the date of this Form 8-K.  Except for the Registrant’s ongoing obligation to disclose material information as required by federal securities laws, the Registrant does not intend to provide updates concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K.  Unless the context indicates otherwise, any references  in this Form 8-K to the “Registrant,” the “Company,” “we,” “our,” and “us” refer to Great Spirits, Inc., a Colorado corporation and references to Hallmark refer to Hallmark Human Resources, Inc., a Texas corporation and its subsidiaries.

GENERAL

Until October 20, 2009, the Registrant was a development stage company which proposed to distill and market to the public a premium-priced potato vodka through its then wholly-owned subsidiary Rocky Mountain Distilleries, Inc. (“Rocky Mountain”). On October 20, 2009, Brian Leftwich acquired approximately 97% of the outstanding Common Stock from the Registrant’s founder and other stockholders for cash consideration in the net aggregate amount of $190,000 (the “Leftwich Acquisition”). In connection with the acquisition by Mr. Leftwich, a member of the Board of Directors of Hallmark since August 2008, the Registrant spun off its existing business and determined to become a distressed real estate acquisition company focusing on the southern United States.  The spin off was accomplished by declaring a dividend of the 824,820 shares of common stock of Rocky Mountain held by the Company and distributing to each Company shareholder as of October 19, 2009, one share of common stock of Rocky Mountain for each ten shares of the Company held by the shareholder. This resulted in a distribution of 824,820 Rocky Mountain shares, after which Rocky Mountain was no longer a subsidiary of the Registrant.  Pursuant to an agreement between New World Merchant Partners LLC (“NWMP”) and Brian Leftwich, NWMP, was retained as a consultant for strategic advice for one year and was entitled to warrants exercisable for up to 100,000 shares of common stock of the Registrant, 30,000 shares of common stock of the Registrant and fees of $100,000 for its strategic advice with respect to the transaction.  Mr. Leftwich was introduced to NWMP by Mr. Willis in September 2009.  Such agreement with NWMP was subsequently terminated after the initial payment of $25,000 of advisory fees and NWMP released Mr. Leftwich from his obligations under such agreement.

Upon the consummation of the Leftwich Acquisition, the Registrant endeavored to identify sources of capital required to enter into distressed real estate transactions, however, the Registrant was unable to identify such sources of capital.

As it became clear to Mr. Leftwich that such sources of capital were not going to be forthcoming, on or around January 2010, Mr. Willis and Mr. Leftwich, with the assistance of NWMP, commenced discussions with respect to Mr. Willis’ interest in consummating a share exchange transaction with the Registrant. As a director of Hallmark, Mr. Leftwich was familiar with Hallmark’s plans to obtain additional capital, including an alternative public offering by merging with a public entity.  Both Mr. Willis and Mr. Leftwich, s a result of the Leftwich Acquisition, had a prior business relationship with NWMP.  On January 7, 2010, Hallmark formalized its relationship with NWMP by entering into an agreement with NWMP to act as Hallmark’s non-exclusive financial and strategic advisor in connection with a share exchange transaction with the Registrant and advancing its business objectives. The agreement provided for total cash consideration of $125,000, warrants to acquire 3% or 247,500 shares of the Registrant’s Common Stock (determined as of the date of the transaction) and the grant to NWMP of a two-year right of first refusal to act as advisor to Hallmark in connection with a merger and acquisition type transaction at a pre-determined fee of 3% of the value of the transaction.  During the period from January 1, 2010 through September 30, 2010, the Company paid NWMP aggregate consulting fees of $75,000, of which $50,000 was paid in January 2010 and $25,000 was paid in May 2010.

On June 14, 2010, the Registrant entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Hallmark (“Hallmark”), and the beneficial holders thereof (the “Hallmark Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Registrant agreed to issue to the Hallmark Shareholders 5,187,944 shares of Common Stock of the Registrant in exchange for all the outstanding common stock of Hallmark which would result in Hallmark becoming a consolidated subsidiary of the Registrant. In connection with the transaction, Mr. Leftwich, who was then the then principal stockholder, Chief Executive Officer, and sole director of the Registrant and director of Hallmark agreed to retire all but approximately 2,400,000 shares of his common stock of the Registrant and also convert Hallmark’s outstanding indebtedness owed to Mr. Leftwich for approximately 427,000 shares of the Registrant's common stock. Following the completion of the transactions, it was contemplated that the Hallmark Shareholders would beneficially own approximately 62% of the outstanding shares of Common Stock of the Registrant and Mr. Leftwich would beneficially own approximately 34% of the outstanding shares of Common Stock of the Registrant.

On August 6, 2010, the Registrant completed the share exchange as a result of which:

•	the Registrant issued 5,187,944 shares of its common stock, par value $0.001 per share (the “Common Stock”) to the Hallmark Shareholders in exchange for all the outstanding common stock of Hallmark;

•
Brian Leftwich the sole director of the Registrant cancelled 5,615,144 shares of Common Stock of the Registrant, leaving him with 2,382,876 shares, or approximately 30% of the outstanding shares of Common Stock of the Registrant;

•
as a result of convertible debt held by entities controlled by Mr. Leftwich, it was agreed that Mr. Leftwich would have the right to acquire a further 427,200 shares of Common Stock of the Registrant, increasing his holdings to approximately 34% of the outstanding shares of Common Stock of the Registrant;

•
immediately after the closing, the Hallmark Shareholders beneficially owned approximately 68% of the outstanding shares of Common Stock of the Registrant (including the shares issuable upon conversion of the convertible debt held by entities controlled by Mr. Leftwich);

•	Hallmark became a wholly owned subsidiary of the Registrant and the business of Hallmark became the sole business of the Registrant;

•
Mr. Leftwich resigned as Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Registrant and Thomas Willis, Chief Executive Officer of Hallmark, became Chief Executive Officer and Chief Financial Officer of the Registrant, and Delena Willis, Secretary of Hallmark, became Secretary of the Registrant;

•
Mr. Leftwich, a director of Hallmark, continues to serve on the board of directors of the Registrant, Mr. Willis was appointed to the board of directors of the Registrant and all other directors of Hallmark became directors of the Registrant effective upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders; and

•	The Registrant intends to change its name to Hallmark Human Resources, Inc. to better reflect its business.

The shares of Common Stock issued to Hallmark Shareholders in connection with the share exchange, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

CHANGE IN SHELL COMPANY STATUS

           Upon closing of the share exchange, the Registrant ceased its status as a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Registrant will operate through its wholly-owned subsidiary, Hallmark, and the business of Hallmark has become the sole line of business of the Registrant. Accordingly, the Registrant sets forth below the information, including the information with respect to Hallmark, that would be required if it were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting its Common Stock, the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

CHANGE IN FISCAL YEAR

           On November 23, 2010, the Company’s Board of Directors authorized a change in the Company’s fiscal year end from June 30  to December 31 effective as of December 31, 2010, in order to conform its fiscal year with that of its operating subsidiary, Hallmark Human Resources, Inc.  The Company plans to report its financial results for the six- month transition period of July 1, 2010 to December 31, 2010 on an Annual Report on Form 10-K and thereafter file reports for each twelve-month period ended December 31 of each year beginning with the twelve-month period ended December 31, 2011.

BUSINESS

Great Spirits, Inc.

Until October 20, 2009, the Registrant was a development stage company which proposed to distill and market to the public a premium-priced potato vodka through its then wholly-owned subsidiary Rocky Mountain Distilleries, Inc. In October 2009, the Registrant spun off its existing business and determined to become a distressed real estate acquisition company focusing on the southern United States.  While the Registrant endeavored to identify sources of capital required to execute its business plan, it did not consummate any capital raising transactions and with the completion of the share exchange with Hallmark, the business of Hallmark became the sole business of the Registrant.

Hallmark Human Resources, Inc.

General

Hallmark is a professional employer organization (“PEO”) dedicated to providing high level human resource programs and services primarily to companies that have been previously unable to afford them.

As a result of its distinctive structure and sales strategy, Hallmark is able to bring “Fortune 500” benefits to small and mid-sized companies, as well as provide traditional payroll, tax, record keeping and benefits administration, all at a cost reduction to self-administered programs. Hallmark’s clients can focus on the “business of business” while Hallmark provides greatly enhanced human resource services.

Hallmark currently provides PEO services to 26 companies.  It has approximately 200 employees who are assigned to work at client locations (sometimes referred to as “work-site employees”) and is a licensed PEO in approximately 40 states. Hallmark is a Texas corporation which, though incorporated in 1996, did not commence operations as a PEO until 2005. Hallmark has four wholly-owned subsidiaries, PAS Services, Inc., Global Administrative Services, Inc., Global Administrative Services II, Inc. and Global ASO, Inc. These subsidiaries were acquired by Hallmark in 2007.

Currently, Hallmark provides payroll, worker compensation, group health benefits, dental, life insurance, full section 125 administration, 401(k) retirement, and other similar benefits. Hallmark plans to expand these services by adding other insurance products and services, such as two additional group medical plans to choose from, group disability, group critical illness, cancer, accident, life insurance, etc.

       Hallmark has contracted with more than 35 Master General Agents (“MGA’s”), independent insurance agencies whose offices cover the continental United States.  The MGA’s have in excess of 200,000 insurance agents under contract and are available to represent Hallmark on a national basis and provide Hallmark with introductions to prospective clients to which Hallmark could issue quotes for its services.

Hallmark intends to continue its, strategic acquisition model, and to seek licensure in all remaining states.

Growth Strategy

Hallmark currently provides PEO services for 26 companies and approximately 200 worksite employees.  The Company has executed two acquisitions to date.

      Hallmark believes that this is a unique time in the PEO industry. Many of the early PEO entrepreneurs are reaching or exceeding retirement age. They lack successful exit strategies. There are few potential buyers outside of the industry as it is a “hands on” business, not a passive investment. Together with the uncertainties of the economy, these factors combine to present an opportunity for rapid expansion through acquisitions in the PEO industry. As a result of its investment in information technology, its management expertise~~,~~ and industry relationships, Hallmark’s strategy will be to acquire PEOs through a combination of stock, notes and cash, thereby offering these owners an exit strategy.  However, there is no assurance that the Company will be successful in identifying acquisition candidates, negotiating purchase agreements, obtaining financing and consummating any such acquisitions.

Hallmark has identified a number of acquisition candidates and has had discussions regarding one or more acquisitions.  Notwithstanding the foregoing, Hallmark has no agreements, arrangements, or understandings with respect to any such acquisitions at the date of this Report.

Industry

The National Association of Professional Employer Organizations (“NAPEO”) estimates that there are about 700 PEOs operating in the United States, covering between 2 and 3 million workers.

PEO services enable clients to cost-effectively outsource the management of human resources, employee benefits, payroll and workers’ compensation functions. Businesses today need assistance managing increasingly complex and time consuming employee related matters such as health benefits, workers’ compensation claims, payroll, payroll tax compliance, and unemployment insurance claims. They contract with a PEO to assume these responsibilities and provide expertise in human resources management. This allows the PEO client to concentrate on the operations and revenue-producing side of its operations. A PEO provides integrated services to effectively manage critical human resource responsibilities and employer risks for clients.

A PEO delivers these services by establishing and maintaining an employer relationship with the employees at the client’s worksite and by contractually assuming certain employer rights, responsibilities, and risks.  As reported on the website NAPEO, the U.S. Small Business Administration (the “SBA”), estimates that between 1980 and 2000, the number of U.S. laws and regulations regarding employment policies and practices grew by approximately two thirds, and the owner of a small or midsized business now spends up to a quarter of his or her time on employment-related administrative functions. PEOs assume much of this burdensome responsibility and improve clients’ compliance therewith.

NAPEO reports that clients value PEO services for the following reasons, among others:

•	Relief from the burden of employment administration.

•	A wide range of personnel management solutions through a team of professionals.

•	Improved employment practices, compliance and risk management to reduce liabilities.

•	Access to a comprehensive employee benefits package, allowing clients to be competitive in the labor market.

•	Assistance to improve productivity and profitability.

The NAPEO website reports that the PEO segment generated approximately $68 billion in gross revenues in 2008.  PEOs have been recognized in the Harvard Business Review as “the fastest growing business service in the United States during the 1990s.”

Traditionally, PEOs serviced small businesses. For example, the NAPEO website describes the average client of NAPEO’s member PEOs as a small business with 19 worksite employees. Increasingly, larger businesses also are finding increased value in a PEO arrangement because PEOs offer robust web-based human resources technologies and expertise in human resources management. PEO clients represent many different types of industries and businesses ranging from accounting firms to high tech companies and small manufacturers. Many different types of professionals, including doctors, retailers, mechanics, engineers and plumbers, also benefit from PEO services.

The NAPEO website further states that PEOs also serve to improve the employment conditions of worksite employees. PEOs assist in providing enhanced access to employee benefits for between two to three million working Americans. This number is growing every year because of the savings and benefits that a PEO can provide to small businesses. PEO expertise improves the work environment and increases safety. According to the NAPEO website, the SBA has reported that the opportunity for workers at a small business to have access to a 401(k) retirement savings plan has dropped from 28% to 19%. However, 95% of NAPEO member PEOs sponsors a 401(k) or similar retirement savings plan. The average gross pay of a PEO worksite employee is approximately $34,000 annually.

A long-term relationship is developed between the client company and the PEO. Due to strong client satisfaction, the NAPEO website reports that NAPEO member PEOs retain nearly 86% of their clients for a minimum of one year. According to independent research conducted by NAPEO in May 2002, PEOs allow small to midsized business clients to “reduce costs and free up time to devote to revenue generating activities, and improvements that can be instrumental to gaining a competitive advantage.”

Services

Hallmark has entered into co-employer arrangements with a wide variety of clients, including companies involved in moving and shipping, professional services firms, construction, retail, manufacturing and distribution businesses. PEO clients are typically small to mid-sized businesses.  No client accounts for more than 5% of Hallmark’s total revenue except for Middleton Oil Co. Inc. and Regional Erectors Inc./Regional Steel, Inc., which accounted for approximately 35% and 19%, respectively, of Hallmark’s total revenues for the fiscal year ended June 30, 2010.  These clients accounted for approximately 54% of gross profit for the six months ended June 30, 2010.

Hallmark has entered into co-employer arrangements with a wide variety of clients, including companies involved in moving and shipping, professional services firms, construction, retail, manufacturing and distribution businesses. PEO clients are typically small to mid-sized businesses.  Hallmark has three PEO clients which approximate 62% of Hallmark’s total revenues as of June 30, 2010. These clients accounted for approximately 59% of gross profit for the six months ended June 30, 2010.

Prior to entering into a co-employer arrangement, Hallmark performs an analysis of the potential client’s actual personnel and workers’ compensation costs based on information provided by the prospect. Hallmark introduces its workplace safety program and recommends improvements in procedures and equipment following a risk assessment of the prospect’s facilities. The potential client must agree to implement recommended changes as part of the co-employer arrangement.  Hallmark also offers financial incentives to PEO clients to maintain a safe-work environment.

As co-employer with its client companies, Hallmark contractually assumes substantial employer rights, responsibilities, and risks through the establishment and maintenance of an employer relationship with the workers assigned to its clients. More specifically, Hallmark establishes a contractual relationship with its clients whereby it:

•	Co-employs workers at client locations, and thereby assumes responsibility as an employer for specified purposes of the workers assigned to the client locations.

•	Reserves a right of direction and control of the employees.

•	Shares or allocates with client employers responsibilities in a manner consistent with maintaining the clients’ responsibility for their products or services.

•	Pay wages and employment taxes of the worksite employees out of our its accounts.

•	Reports, collects and deposits employment taxes with state and federal authorities.

•	Establishes and maintains an employment relationship with worksite employees that is intended to be long-term and not temporary.

•	Retains a right to hire, reassign and fire the worksite employees.

Hallmark’s standard PEO services agreement typically provides for an initial term of one year with automatic renewal for one-year periods. Hallmark’s agreements generally permit cancellation by either party upon 30 days’ written notice. In addition, Hallmark may terminate the agreement at any time for specified reasons, including nonpayment or failure to follow its workplace safety program.

The PEO services agreement also provides for indemnification of Hallmark by the client against losses arising out of any default by the client under the agreement, including failure to comply with any employment-related, health and safety, or immigration laws or regulations. Hallmark requires its PEO clients to maintain comprehensive liability coverage in the amount of $500,000 for acts of its worksite employees. Although no claims exceeding such policy limits have been paid by Hallmark to date, the possibility exists that claims for amounts in excess of sums available to Hallmark through indemnification or insurance may be asserted in the future, which could adversely affect Hallmark’s profitability.

Competition

The PEO industry is highly competitive with limited barriers to entry and continues to undergo consolidation. Hallmark competes in regional and local markets with both small and large full service agencies, specialized temporary and permanent placement services agencies, companies that are focused on PEO services, as well as broad-based outsourcing and consulting firms that perform individual projects. While some competitors are smaller than Hallmark, they may enjoy an advantage in discrete geographic markets because of a stronger local presence.

Regulation

Corporate human resource operations are subject to a broad range of complex and evolving laws and regulations, including those applicable to payroll practices, benefits administration, employment practices and privacy. Because PEOs often have clients which have employees in many states throughout the United States, PEOs must perform its services in compliance with the legal and regulatory requirements of multiple jurisdictions. Some of these laws and regulations may be difficult to ascertain or interpret and may change from time to time. Violation of such laws and regulations could subject Hallmark to fines and penalties, damage its reputation, constitute a breach of its client agreements, impair its ability to obtain and renew required licenses, and decrease its profitability or competitiveness. If any of these effects were to occur, Hallmark’s cost of doing business may increase, thereby materially adversely affecting its business, prospects, financial condition, and results of operations.

Business Operations

Hallmark is subject to the laws and regulations of the jurisdictions within which it operates. While the specific laws and regulations vary among these jurisdictions, some require some form of licensing and often have statutory requirements for workplace safety and notice of change in obligation of workers’ compensation coverage in the event of contract termination. Hallmark is currently licensed to offer its services in 40 states. Although compliance with these requirements imposes some additional financial risk on Hallmark, particularly with respect to those clients who breach their payment obligation to Hallmark, such compliance has not had a material adverse effect on the business of Hallmark to date.

Currently, Hallmark’s two main states of operations are Texas and Alabama. In Texas, PEOs are regulated by the Texas Department of Licensing and Regulation under Chapter 91 of the Texas Labor Code (Staff Leasing Services Labor Code) and rules promulgated thereunder. The department issues licenses, regulates compliance with the staff leasing law and has enforcement authority to sanction a licensee for proven violations. Holders of licenses must maintain an appropriate level of working capital ($50,000 if the licensee employs less than 250 employees; $75,000 if the licensee employs at least 250 but not more than 750 employees; and $100,000 if the licensee employs more than 750 employees). From December 31, 2011, licensees will need to provide audited financial statements to the Texas Department of Licensing and Regulation to verify sufficient level of working capital. A licensee may satisfy any deficiencies in the working capital requirement through guarantees, letters of credit, or a bond in an amount that demonstrates compliance with the amounts required above. The license is renewable annually.

In Alabama, PEOs are regulated by the Department of Industrial Relations (“DIR”) under the Alabama Professional Employer Organization Registration Act and rules promulgated thereunder. Alabama requires that PEOs maintain a net worth of not less than $100,000 as shown on submitted audited or reviewed financial statements. If the financial statements do not show net worth of at least $100,000, the Director of DIR may require the posting of a cash deposit or other acceptable security. Among other things, new clients or the termination of a client relationship must be reported within 30 days to the Director of DIR and PEO's workers' compensation carrier.

Employee Benefit Plans

Hallmark’s operations are affected by numerous federal and state laws relating to labor, tax and employment matters. By entering into a co-employer relationship with work-site employees, Hallmark assumes certain obligations and responsibilities of an employer under these federal and state laws. Because many of these federal and state laws were enacted prior to the development of nontraditional employment relationships, such as professional employer, temporary employment, and outsourcing arrangements, many of these laws do not specifically address the obligations and responsibilities of nontraditional employers. In addition, the definition of “employer” under these laws is not uniform.

Facilities

Hallmark leases its offices in Granbury, Texas under a month-to-month lease.  Hallmark does not own any real estate. Hallmark believes that its leased facilities are adequate to meet its current needs and that additional facilities will be available for lease to meet its future needs.

Employees

As of June 30, 2010, Hallmark had approximately 200 worksite employees and 3 internal administrative employees.  The three internal employees are the CEO and two administrative assistants. Worksite employees are employees who are assigned to work at client locations for whom PEO services are provided by Hallmark under “co-employment” relationships whereas internal employees are employees that work solely for Hallmark.  The number of worksite employees at any given time may vary significantly due to business conditions at client companies. Hallmark’s employment relationship with its PEO worksite employees is considered a “co-employment” relationship. The PEO relationship involves a contractual allocation and sharing of employer responsibilities between Hallmark’s client and Hallmark. Hallmark believes it is an employer of employees provided to its PEO clients on a co-employment basis under the various laws and regulations of the Internal Revenue Service and the U.S. Department of Labor. During 2009, none of Hallmark’s employees were covered by a collective bargaining agreement.

Legal

Except as described below, Hallmark is not involved in any legal proceedings, or aware of any threatened litigation.

On August 3, 2009, Hallmark brought an action against Leonard L. Miles, Jr., LLMJ & Associates, Inc., Capital Underwriters Limited and others in the Supreme Court of the State of New York, County of Nassau for breach of contract, unjust enrichment, fraud and RICO claims in connection with the advancement of $158,000 to two of the defendants for financing that was never procured by the defendants. On June 30, 2010, the Court directed entry of judgment on default against the defendants and awarded Hallmark triple damages and attorneys’ fees in the aggregate amount of $494,136.

RISK FACTORS

Set forth below are a number of risks associated with the business and operations of the Registrant as a result of the share exchange. In addition an investor should be mindful that businesses are often subject to risks not foreseen by management. Accordingly, in reviewing this Current Report on Form 8-K, the reader should keep in mind other risks that could be important.

An investment in the Registrant is speculative and involves a high degree of risk. Each prospective investor is urged to carefully consider the risks and uncertainties described below, in addition to the risks set forth elsewhere in this Current Report on Form 8-K. If any of the following risks actually occur, the business, prospects, financial condition and results of operation of the Registrant would likely suffer materially in these circumstances and the value of the Registrant could decline.

Risks Related to Hallmark’s Business

Hallmark’s independent auditors have expressed substantial doubt about its ability to continue as a going concern, which may hinder its ability to continue as a going concern and its ability to obtain future financing.

In its report dated July 23, 2010, Hallmark’s independent auditors stated that its financial statements for the period ended December 31, 2009 were prepared assuming that Hallmark would continue as a going concern. Hallmark’s ability to continue as a going concern is an issue raised as a result of the net loss of $888,761 incurred in the year ended December 31, 2009 and the working capital deficiency and negative net worth of $565,148 as of December 31, 2009.  In addition, Hallmark is in default on its related party loan agreements, which, among other things, cause the balances to become due on demand.  Furthermore, Hallmark does not presently have sufficient cash to repay a senior note in the principal amount of  $150,000 which matures on November 11, 2010.  Hallmark continues to experience net losses. Hallmark’s ability to continue as a going concern is subject to its ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of its securities and internally generated revenues. If Hallmark is unable to continue as a going concern, you may lose your entire investment.

Hallmark has a history of losses through the recent economic downturn and can provide no assurance as to its future operating results.

Hallmark has a history of losses through the recent economic downturn and can provide no assurance as to its future operating results. Profitability will depend on Hallmark’s success in marketing its services, given the relatively fixed nature of the expenses required to operate Hallmark’s business, its ability to expand through intrinsic growth and acquisition.  Hallmark has experienced net losses and negative cash flows from operating activities since 2005 and expects such losses and negative cash flows to continue through at least the end of 2010.  As of December 31, 2009 and 2008, and June 30, 2010, Hallmark had a working capital deficiency of $565,148, $356,879 and $664,983, respectively. For the years ended December 31, 2009 and 2008 and the six months ended June 30, 2010, Hallmark incurred net losses of $888,761, $182,711 and $259,847, respectively.  Hallmark may never achieve profitability.

Hallmark is vulnerable to economic fluctuations because its clients tend to employ fewer worksite employees when economic activity slows.

During 2008 and into 2009 there has been great concerns about the U.S. economic environment, including the significant turmoil in the credit and financial markets, declining GDP growth, negative GDP, an increase in the unemployment rate and increasing jobless claims; as well as several significant business failures. Demand for payroll and benefits processing services is sensitive to changes in the level of economic activity in the regions in which Hallmark does business. As a result, Hallmark’s revenues are a function in large part of the economic cycle. As economic activity begins to decrease, companies often reduce the number of employees through layoffs of temporary and permanent staff, resulting in decreased demand for Hallmark’s services. In addition, businesses may be reluctant to enter into new PEO arrangements because of the uncertainty regarding the timing of any economic recovery. Hallmark has experienced materially decreased demand for its services during the current economic downturn and has terminated its California operation which it acquired in 2007 as a result of the severe economic slowdown taking place in such State. In addition, during economic downturns companies may slow the rate at which they pay their vendors or become unable to pay their debts as they become due. If any of Hallmark’s significant clients do not pay amounts owed to it in a timely manner or become unable to pay such amounts to it at a time when Hallmark has substantial amounts receivable from such client, Hallmark’s cash flow may suffer. While Hallmark attempts to manage its costs, including its personnel, in relation to its business volumes, these efforts may not be successful and the timing of these efforts and associated costs may adversely affect Hallmark’s results. The economic uncertainties in which Hallmark currently operates make it challenging to predict the near-term future.

Hallmark will need additional capital in order to satisfy its business objectives.

To date, Hallmark has financed its operations principally through available credit, sale of equity and cash flow from operations.   Hallmark estimates that it will require substantial additional financing to repay outstanding debt , rebuild its client base and execute upon its expansion plan, including the acquisition of other PEOs. Hallmark can provide no assurance that additional funding will be available on a timely basis, terms acceptable to it, or at all.  In the event that Hallmark is unable to obtain such financing, it will not be able to fully implement its expansion strategy.  Hallmark’s future capital requirements will depend upon many factors, including:

•	state of the economy in the regions and sectors in which its clients operate; and

•	the size, geographic location, perceived value, and availability of other PEOs to be acquired.

If Hallmark cannot secure adequate financing when needed, it may be required to delay, scale back or eliminate its operations. In such event, its business, prospects, financial condition, and results of operations may be adversely affected.

Hallmark intends to make additional acquisitions in the future.

A key component to Hallmark’s growth strategy is the acquisition of other PEOs in the future. While Hallmark intends to make acquisitions in the future, it cannot assure that it will be able to identify or consummate any additional acquisitions on favorable terms or at all. If Hallmark does pursue acquisitions, it may not realize the anticipated benefits of the acquisitions. Acquisitions involve many risks, including risks relating to the assumption of unforeseen liabilities of an acquired business, adverse accounting charges, exposure to workers’ compensation and other costs in differing regulatory environments, the diversion of management’s attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on operating results, operational challenges arising out of integration of management information systems, and difficulties in integrating acquired companies into Hallmark’s business, both from a cultural perspective, as well as with respect to personnel and client retention and technological integration. Acquired liabilities may be significant and may materially adversely affect its business, prospects, financial condition and results of operations. Hallmark’s inability to successfully integrate acquired businesses may lead to increased costs, failure to generate expected returns, accounting charges, or even a total loss of amounts invested, any of which could have a material adverse effect on its business, prospects, financial condition and results of operations.

As Hallmark has a limited operating history, investors may not have a sufficient history on which to base an investment decision.

Though Hallmark was incorporated in 1996, it has only been conducting its current business since 2005 and, accordingly, it has a limited operating history upon which investors may evaluate its prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

•	competition;

•	need for acceptance of services;

•	ability to anticipate and adapt to a competitive market and rapid technological developments;

•	amount and timing of operating costs and capital expenditures relating to expansion of its business, operations, and infrastructure; and

•	dependence upon key personnel.

Hallmark cannot be certain that its strategy will be successful or that it will successfully address these risks. In the event that Hallmark does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected.

Hallmark faces price competition which could result in a decrease in its gross margins or, if it is unable to compete effectively, loss of revenues.

The PEO industry is highly competitive with limited barriers to entry and continues to undergo consolidation. Hallmark competes in regional and local markets with both small and large full service agencies, specialized temporary and permanent placement services agencies, companies that are focused on PEO services, as well as broad-based outsourcing and consulting firms that perform individual projects. While some competitors are smaller than Hallmark, they may enjoy an advantage in discrete geographic markets because of a stronger local presence.  Several of Hallmark’s existing or potential competitors have substantially greater financial, technical and marketing resources than it does, which may enable them to:

•	develop and expand their infrastructure and service offerings more quickly and achieve greater cost savings;

•	invest in new technologies and product offerings;

•	expand operations into new markets more rapidly;

•	devote greater resources to marketing;

•	compete for acquisitions more effectively and complete acquisitions more easily; and

•	aggressively price products and services and increase benefits in ways that we may not be able to match.

       In order to compete effectively in its markets, Hallmark must target its potential clients carefully, continue to improve its efficiencies and the scope and quality of its services, and rely on its service quality, innovation, education and program clarity. If its competitive advantages are not compelling or sustainable, then Hallmark is unlikely to become profitable.  In addition, heightened competition among Hallmark’s existing competitors, especially on a price basis, or by new entrants into the market, could create additional competitive pressures that may reduce Hallmark’s margins and adversely affect its business. If Hallmark fails to successfully respond to these competitive pressures or to implement its strategies effectively, its net revenues or gross margins could be reduced.

Hallmark's PEO client base is concentrated.

           Sales to Hallmark’s three largest PEO clients currently accounts for approximately 62% of Hallmark’s total revenues as of June 30, 2010. Significant reduction in business with any of Hallmark’s major PEO clients or the loss of a major PEO client could have a material impact on Hallmark's operations. If Hallmark cannot replace canceled or reduced business, billings will decline, which could have a material impact on the results of operations. There can be no assurance that Hallmark will retain any or all of its major PEO clients. This risk may be further complicated by pricing pressures, intense competition and economic uncertainty prevalent in the PEO industry.

Hallmark’s business is subject to risks associated with geographic market concentration.

Hallmark currently has operations in four states. In 2009, operations in Texas and Alabama accounted for approximately 36% and 61% of its revenues, respectively. If the regulatory environment in these markets changes in a way that adversely affects Hallmark’s ability to do business or limits its competitive advantages in these markets, its profitability and growth prospects may be materially and adversely affected. Further, the local economies in some of the geographic areas in which Hallmark operates may suffer adverse effects from hurricanes or other natural disasters which could result in Hallmark’s inability to operate, a decrease in its revenues or an increase in its costs of doing business.

Hallmark’s service agreements may be terminated on short notice, leaving it vulnerable to loss of a significant amount of clients in a short period of time.

Hallmark’s service agreements with its clients are generally cancelable by the client with little or no notice. As a result, a significant number of its clients can terminate their agreements with Hallmark at any time, making it particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace.  Failure to replace clients would have a material adverse effect on the clients’ business, prospects, financial condition and results of operations.

If Hallmark is unable to retain existing clients or attract new clients, its results of operations could suffer.

Increasing the growth and profitability of Hallmark’s business is particularly dependent upon its ability to retain existing clients and capture additional clients. Its ability to do so is dependent upon its ability to provide high quality services and offer competitive prices.  If Hallmark is unable to execute these tasks effectively, it may not be able to attract a significant number of new clients and its existing client base could decrease, either or both of which could have an adverse effect on its business, prospects, financial condition, and results of operations. The client retention rate was 97% for 2008 and 75% for 2009 as compared to the number of PEO clients as of December 31, 2007.

Hallmark depends upon its senior management and skilled personnel and their loss or unavailability could put it at a competitive disadvantage.

Hallmark currently depends upon the efforts and abilities of Thomas Willis, its Chief Executive Officer, Chief Financial Officer and Chairman, and from time to time depends upon the services of several key consultants and other key personnel.  The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on Hallmark’s business, prospects, financial condition, and results of operations. Competition for skilled personnel is intense and turnover rates are high. Hallmark’s ability to attract and retain qualified personnel may be limited.  Hallmark’s inability to attract and retain qualified skilled personnel would have a material adverse effect on its business, prospects, financial condition, and results of operations.

Because Hallmark assumes the obligation to make wage, tax, and regulatory payments in respect of some worksite employees, it is exposed to client credit risks.

Hallmark generally assumes responsibility for, and manages the risks associated with, its worksite employee payroll obligations, including liability for payment of salaries and wages (including payroll taxes), as well as group health and retirement benefits. These obligations are fixed, whether or not the client makes payments required by its services agreement, which exposes Hallmark to credit risks. Hallmark attempts to mitigate this risk by invoicing its clients prior to the end of their specific payroll processing cycle. Invoices are due prior to the release of the clients’ payroll. Hallmark also carefully monitors the timeliness of its clients’ payments and impose strict credit standards on its clients. If Hallmark fails to successfully manage its credit risk, it may suffer losses which could materially adversely affect its business, prospects, financial condition, and results of operations.

If Hallmark is found not to be an “employer” under certain laws and regulations, its clients may stop using  its services, and it may be subject to additional liabilities.

Hallmark believes that it is an employer of record for the worksite employees provided to its PEO clients on a co-employment basis under the various laws and regulations of the Internal Revenue Service and the U.S. Department of Labor. If Hallmark is determined not to be an employer under such laws and regulations and are therefore unable to assume obligations of its clients for employment and other taxes, its clients may be held jointly and severally liable with Hallmark for payment of such taxes. Some clients or prospective clients may view such potential liability as an unacceptable risk, discouraging current clients from continuing their relationships with Hallmark or prospective clients from entering into new relationships with it.  Any determination that Hallmark is not an employer for purposes of the Employee Retirement Income Security Act could adversely affect its cafeteria benefits plan and retirement plans operated under Section 125 and Section 401(k) of the Internal Revenue Code, respectively, and result in liabilities and penalties to Hallmark under the plans.

Hallmark may be exposed to employment-related claims, legal liability, and costs from and related to clients and employers that could increase its cost of doing business, thereby decreasing its profits, and its insurance coverage may not cover all of its potential liability.

Hallmark co-employs worksite employees in connection with its PEO arrangements. As such, Hallmark is subject to a number of risks inherent to its status as an employer, including without limitation:

•	Claims of misconduct or negligence on the part of its worksite employees;

•	Claims against its worksite employees of discrimination or harassment;

•	Claims by its worksite employees of discrimination or harassment directed at them, including claims relating to actions of its clients;

•	Immigration-related claims, such as claims related to the employment of illegal aliens or unlicensed personnel;

•	Payment of workers’ compensation claims and other similar claims;

•	Violations of wage, hour and other workplace regulations;

•	Retroactive entitlement to employee benefits;

•	Errors and omissions of its temporary worksite employees, particularly in the case of professionals; and

•	Claims by its clients relating to its worksite employees’ misuse of client proprietary information, misappropriation of funds, other criminal activity or torts, or other similar claims.

While Hallmark maintains employee practices liability insurance, it may incur unreimbursed out-of-pocket losses, fines or negative publicity with respect to these matters. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to Hallmark’s management team, and could have a negative impact on its business by increasing its costs, thereby materially adversely affecting its business, prospects, financial condition, and results of operations. In some cases, Hallmark has agreed to indemnify its clients against some or all of these types of liabilities. With respect to claims involving its co-employer relationship with its clients, although its services agreement provides that the client will indemnify it for any liability attributable to the conduct of the client or its employees, Hallmark may not be able to enforce such contractual indemnification, or the client may not have sufficient assets to satisfy its obligations to Hallmark. Hallmark cannot assure that it will not experience these problems in the future or that its insurance will cover all claims or that its insurance coverage will continue to be available at economically feasible rates.

Hallmark may find it difficult to expand its business into additional states due to varying state regulatory requirements.

Future growth in Hallmark’s operations depends, in part, on its ability to offer its services to prospective clients in new states, which may subject it to different regulatory requirements and standards. In order to operate effectively in a new state, Hallmark must obtain all necessary regulatory approvals, adapt its procedures to that state’s regulatory requirements, and modify its service offerings to adapt to local market conditions. In the event that Hallmark expands into additional states, it may not be able to duplicate in other markets the financial performance experienced in its current markets.

Changes in state unemployment tax laws and regulations could restrict Hallmark’s ability to market its services and make its services less attractive to current or potential clients thereby resulting in a flattening or decrease of its revenues.

In recent years, there has been significant negative publicity relating to the use of PEO companies to shield employers from poor unemployment history and high state unemployment taxes, also referred to herein as SUTA. PEOs effectively manage their SUTA rates to lower rates than do most clients on their own. Some states require that the client retain their own SUTA rate when utilizing a PEO, and others permit the PEO to pay this under the experience of the PEO. PEOs can exist in either environment. New legislation enacted at the state or federal level to try to counter this perceived problem could have a material adverse effect on Hallmark’s business by, for example, making its services less attractive to its existing clients and potential clients or restricting its ability to market its services to existing or potential clients thereby preventing it from maintaining or increasing its revenues.

From time to time, Hallmark may become a defendant in a variety of litigation and other actions which may have a material adverse effect on its business, prospects, financial condition, and results of operations if it is unable to recover any monetary liability resulting from a successful claim with insurance proceeds or working capital.

Hallmark may become involved, from time-to-time, in a variety of litigation arising out of its business. It carries insurance to cover most business risk, but there can be no assurance that the insurance coverage it has will cover all claims that may be asserted against it. Should any ultimate judgments or settlements not be covered by insurance or exceed Hallmark’s insurance coverage, such uncovered losses could increase its costs and could have a material adverse effect on its business, prospects, financial condition and results of operations. There can also be no assurance that Hallmark will be able to obtain appropriate and sufficient types or levels of insurance in the future or those adequate replacement policies will be available on acceptable terms, if at all.

Risks Related to the Industry

The PEO industry is subject to a complex regulatory environment, and failure to comply with applicable laws and regulations could result in fines or other penalties.

Corporate human resource operations are subject to a broad range of complex and evolving laws and regulations, including those applicable to payroll practices, benefits administration, employment practices and privacy. Because PEOs often have clients which have employees in many states throughout the United States, PEOs must perform its services in compliance with the legal and regulatory requirements of multiple jurisdictions. Some of these laws and regulations may be difficult to ascertain or interpret and may change from time to time. Violation of such laws and regulations could subject Hallmark to fines and penalties, damage its reputation, constitute a breach of its client agreements, impair its ability to obtain and renew required licenses, and decrease its profitability or competitiveness. If any of these effects were to occur, Hallmark’s cost of doing business may increase, thereby materially adversely affecting its business, prospects, financial condition, and results of operations.

Changes in government regulations may result in restrictions or prohibitions applicable to the provision of employment services or the imposition of additional licensing, regulatory or tax requirements.

PEO and staffing businesses are heavily regulated in most jurisdictions. Hallmark can provide no assurance that states in which it conducts or seek to conduct business will not:

•	Impose additional regulations that prohibit or restrict employment-related businesses;

•	Require additional licensing or add restrictions on existing licenses to provide employment-related services;

•	Increase taxes or make changes in the way in which taxes are calculated for providers of employment related services; or

•	Make changes in the way in which employee benefits are required for providers of employment related services.

Any changes in applicable laws and regulations may make it more difficult or expensive for Hallmark to do business, inhibit expansion of its business, or result in additional expenses that limit its profitability or decrease its ability to attract and retain clients.

Risks Related to Common Stock

Risks associated with the share exchange.

Hallmark has become a public company through a share exchange transaction with Great Spirits, Inc., which at the time was a “public shell company”.   There are risks associated with becoming a public company through a “public shell company” or “alternative public offering.” For example, security analysts of major brokerage firms may not provide coverage of the Registrant following the share exchange since there is little to no incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Registrant in the future. Hallmark has conducted due diligence on the Registrant.  However, the due diligence process may not have revealed all material liabilities of the Registrant currently existing or which may be asserted in the future relating to the Registrant’s pre-share exchange activities.  Any such liabilities will survive the share exchange and if material could harm the  Registrant’s revenues, business, prospects, financial condition and results of operations.

The Registrant does not have a full-time Chief Financial Officer with public company experience.

The Registrant does not have a full-time Chief Financial Officer with public company experience. Thomas Willis, the Registrant’s Chief Executive Officer, serves in that capacity on an interim basis. Until the Registrant hires a full-time Chief Financial Officer with public company experience, Mr. Willis’ ability to function in both capacities is diluted. This could have an adverse impact on the Registrant’s ability to increase its business presence and operations. Further, the Registrant’s lack of a full-time Chief Financial Officer will hinder its ability to prepare consolidated financial statements and notes to consolidated financial statements in accordance with GAAP or to review the financial and other information prepared by external consultants and professionals to ensure accuracy and completeness.

The requirements of being a public company may strain the Registrant’s resources and distract management.

As a public company, the Registrant is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that the Registrant file annual, quarterly and current reports with respect to its business and financial condition.  The Sarbanes-Oxley Act requires that the Registrant maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on the Registrant’s business, financial condition and results of operations.  Effective internal controls, particularly those related to revenue recognition, are necessary for the Registrant to produce reliable financial reports and are important to help prevent fraud.  As a result, the Registrant’s failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its stock. Furthermore, the Registrant anticipates that it will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

The Registrant’s current principal stockholders will have significant influence over the Registrant and they could delay, deter or prevent a change of control or other business combination or otherwise cause the Registrant to take action with which you may disagree.

Thomas Willis, Chief Executive Officer, Chief Financial Officer and Chairman, and Brian Leftwich, director, beneficially own a total of approximately 68% of the Registrant’s outstanding shares of Common Stock and the Registrant’s officers and directors as a group beneficially own a total of approximately 87% of the Registrant’s outstanding shares of Common Stock. As a result Mr. Willis and Mr. Leftwich, acting together or individually could exert substantial influence over matters such as electing directors, approving mergers or other business combination transactions and other matters requiring shareholder approval.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of the board of directors may generally be within the control of these shareholders.   As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by the Registrant’s officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the Registrant.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Registrant.  It could also deprive the Registrant’s shareholders of an opportunity to receive a premium for their shares as part of a sale of the Registrant and it may affect the market price of the Common Stock.

The securities issued in connection with the share exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of Common Stock being issued in connection with the share exchange and the other transactions described herein are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act.  Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements.  As a result, a purchaser who receives any such securities issued in connection with the share exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

There is no assurance of an established and sustained public trading market of Registrant’s securities.

Registrant is listed on the OTCBB and the OTCQB under the symbol “GSPS”. In September 2008, trading of the Registrant’s shares began for the first time however the stock has been very thinly traded. There can be no assurances that an active market for Registrant’s common stock will be established and sustained.

The Registrant’s Common Stock may never be listed on a major stock exchange.

The Registrant seeks the listing of its Common Stock on a national or other securities exchange at some time in the future, assuming that it can satisfy the initial listing standards for such.  The Registrant currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards or that its Common Stock will be accepted for listing on any such exchange.  Should the Registrant fail to satisfy the initial listing standards of such exchanges, or its Common Stock is otherwise rejected for listing, the trading price of its Common Stock could suffer, the trading market for its Common Stock may be less liquid, and its stock price may be subject to increased volatility.

The market price of Registrant’s Common Stock is likely to be highly volatile and subject to wide fluctuations.

Assuming Registrant is able to establish and maintain an active trading market for its Common Stock, the market price of its Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond Registrant’s control, including:

•	announcements of acquisitions by the Registrant or business initiatives by Registrant’s competitors;

•	quarterly variations in its revenues and operating expenses;

•
dilution caused by Registrant’s issuance of additional shares of Common Stock and other forms of equity securities, which it expects to make in connection with future capital financings to fund its operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	changes in expectations as to the Registrant’s business, prospects, financial condition, and results of operations;

•	significant sales of Registrant’s Common Stock, including sales by selling stockholders and by future investors in future offerings it expects to make to raise additional capital;

•	changes in the accounting methods used in or otherwise affecting Registrant’s industry;

•	changes in the valuation of similarly situated companies, both in Registrant’s industry and in other industries;

•	fluctuations in interest rates and the availability of capital in the capital markets;

•	departures of key personnel; and

•	regulatory considerations.

These and other factors are largely beyond Registrant’s control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of Registrant’s common stock and its results of operations and financial condition.

If the Registrant issues additional shares in the future, it will result in the dilution of its existing shareholders.

The Registrant’s Articles of Incorporation authorize the issuance of up to 50,000,000 shares of Common Stock with a par value of $0.001 per share and 1,000,000 shares of preferred stock with a par value of $0.10 per share.  The Registrant’s board of directors may choose to issue some or all of such shares to provide additional financing in the future.  The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of the Registrant’s Common Stock.  If the Registrant issues any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders.  Further, such issuance may result in a change of control of the Registrant.

The Registrant has the right to issue up to 1,000,000 shares of  preferred stock, which may adversely affect the voting power of the holders of the other securities and may deter hostile takeovers or delay changes in management control.

The Registrant may issue up to 1,000,000 shares of preferred stock from time to time in one or more series, and with such preferences as the board of directors may determine from time to time.  To date, the board of directors has not authorized any class or series of preferred stock.  However, the board of directors, without further approval of common shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of its preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

The Registrant does not plan to declare or pay any dividends to its shareholders in the near future.

The Registrant has not declared any cash dividends in the past, and it does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and subject to Colorado law, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Registrant’s common stock is deemed to be a "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of Registrant’s common stock is currently less than $5.00 per share and therefore is a “penny stock” according to Commission rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell Registrant’s common stock and may affect the ability of investors hereunder to sell their shares.

Future sales of Common Stock or the issuance of securities senior to the Common Stock or convertible into, or exchangeable or exercisable for, Common Stock could materially adversely affect the trading price of the Common Stock, and Registrant’s ability to raise funds in new equity offerings.

Future sales of substantial amounts of Registrant’s Common Stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of its Common Stock and could impair the Registrant’s ability to raise capital through future offerings of equity or other equity-related securities. The Registrant can make no prediction as to the effect, if any, that future sales of shares of Common Stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of its Common Stock.

Registrant’s issuance of warrants and options to investors, employees and consultants may have a negative effect on the trading prices of Registrant’s Common Stock as well as a dilutive effect.

The Registrant may in the future issue warrants and options at or below the current market price. In addition to the dilutive effect of a large number of shares and a low exercise price for the warrants and options, there is a potential that a large number of underlying shares may be sold in the open market at any given time, which could place downward pressure on the trading of the Registrant’s Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hallmark contains forward-looking statements which involve risks and uncertainties. Hallmark’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Report.  The Registrant assumes no obligation to update forward-looking statements or the risk factors.  You should read the following discussion in conjunction with Hallmark’s financial statements and related notes filed as an exhibit to this Report.

Overview

Hallmark is a PEO dedicated to providing high level human resource programs and services primarily to companies that have been previously unable to afford them. As a result of its distinctive structure and sales strategy, Hallmark is able to bring “Fortune 500” benefits to small and mid-sized companies, as well as provide traditional payroll, tax, record keeping and benefits administration, all at a cost reduction to self-administered programs. Hallmark’s clients can focus on the “business of business” while Hallmark provides greatly enhanced human resource services. Hallmark currently provides PEO services to 26 companies.  It has approximately 200 worksite employees and is a licensed PEO in approximately 40 states.

On July 1, 2007, Hallmark acquired 100% of the stock of PAS Services, Inc., a California-based PEO (“PAS”). The purchase price consisted of $200,000 in cash and issuance of a $900,000 note payable, plus the assumption of certain liabilities.  On December 1, 2007, Hallmark acquired 100% of the stock of Global Administrative Services, Inc., Global Administrative Services II, Inc., Global ASO, Inc., (collectively the “Global Entities”). an Alabama-based PEO. The purchase price consisted of $100,000 in cash and issuance of two $100,000 notes payable.  These businesses were acquired to compliment the Hallmark's ongoing operations.

Hallmark’s opportunities for long-term growth are accompanied by challenges and risks, particularly in the current recessionary environment.  Hallmark’s results are influenced by economic factors not within its control, including general economic and business conditions and rates of unemployment.  Over the past year, these economic factors have had a negative impact on the Hallmark's client base and target market.

These economic factors had a particularly significant impact on the operations of PAS.  As a result, Hallmark discontinued the operations of PAS in September 2009.  During the year ended December 31, 2009, PAS had income from operations of $62,728 before taxes and a $334,208 loss was recognized on the disposal of this discontinued component, resulting in a combined net loss of $271,480 before taxes.  The results of operations of PAS are included in Income (loss) from operations of discontinued component, but they are not otherwise included in Hallmark’s Consolidated Statements of Operations for the years ended December 31, 2009 and 2008.

Critical Accounting Policies

Hallmark has identified the policies below as critical to its business operations and the understanding of its results of operations The impact and any associated risks related to these policies on Hallmark’s business operations are discussed throughout this section where such policies affect its reported and expected financial results. Hallmark’s preparation of its financial statements requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of its financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

   Principles of Consolidation. The consolidated financials statements include the accounts of Hallmark and its wholly owned subsidiaries PAS and the Global Entities. All material intercompany accounts and transactions have been eliminated in consolidation.

Revenue and Direct Cost Recognition.  Hallmark’s accounting for revenue is in accordance with Accounting Standards Codification (“ASC”) 605-45, Revenue Recognition, Principal Agent Considerations. Hallmark’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues, which exclude the payroll cost component of gross billings, and therefore, consist solely of markup, are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Revenues that have been recognized but not invoiced are included in unbilled accounts receivable on Hallmark’s consolidated balance sheets.

In determining the pricing of the markup component of the gross billings, Hallmark takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation costs, plus an acceptable gross profit margin. As a result, Hallmark’s operating results are significantly impacted by its ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the its gross billings.

Consistent with its revenue recognition policy, Hallmark’s direct costs do not include the payroll cost of its worksite employees. Hallmark’s direct costs associated with its revenue generating activities are comprised of all other costs related to it its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and worker’s compensation insurance costs.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, cash represents cash on hand and in banks with maturities of less than ninety days. During the year ended December 31, 2009 and 2008, the Hallmark's deposits at their bank occasionally exceeded federal deposit insurance limits. The Federal Deposit Insurance Corporation only insures deposits up to $250,000 per financial institution. The excess above $250,000 is only backed by the soundness of the financial institution. Management believes the risk of incurring material losses related to this credit risk is remote.

Property and Equipment.  Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the related assets using the straight-line method (3 - 10 years). Property and equipment in excess of $500 that are purchased are recorded at cost and depreciated over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.  Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

Goodwill and Non-Compete.  Hallmark’s goodwill and intangible assets are subject to the provisions of ASC 350-10, Intangibles – Goodwill and Other, which states that goodwill and intangible assets with indefinite useful lives should not be amortized, but instead tested for impairment at least annually at the reporting unit level.  Hallmark performs this impairment test by first comparing the fair value of its reporting units to their carrying amount.  If an indicator of impairment exists based upon comparing the fair value of its reporting units to their carrying amount, Hallmark would then compare the implied fair value of its goodwill to the carrying amount in order to determine the amount of impairment, if any.  As of December 31, 2009, Hallmark determined that the remaining goodwill balance of $218,513 was impaired.  Therefore, this amount was recorded as an impairment loss on the consolidated statements of operations for the year ended December 31, 2009.  See Note 5 of Hallmark’s audited financial statements for the year ended December 31, 2009 for additional details.

The July and December 2007 acquisitions of PAS and the Global Entities included goodwill in the purchase price. See Note 6 of Hallmark’s audited financial statements for the year ended December 31, 2009 for additional details.

In relation to the purchase of the Global Entities, Hallmark entered into a non-compete agreement with the former owners for a period of five years. ASC 350-10 requires purchased intangible assets other than goodwill to be amortized over their useful lives.  Therefore, this agreement is being amortized over a period of five years beginning in January 2008.  Estimated amortization expense of this agreement is expected to be $10,000 for each of the years ending December 31, 2010, 2011 and 2012.  See Note 5 of Hallmark’s audited financial statements for the year ended December 31, 2009 for additional details.

Health Insurance Costs.  Hallmark provides group health insurance coverage to its worksite employees through Continental American Insurance Company or the client’s own policy, all of which provide fully insured policies or service contracts.

Workers' Compensation Costs.  Hallmark’s workers' compensation coverage is currently provided through Zurich and Texas Mutual Insurance Companies. Under these arrangements, Hallmark bears no risk as all plans are fully insured with a zero dollar deductible. Zurich and Texas Mutual has the responsibility to pay all claims incurred under the policy. As Hallmark bears no economic burden all insurance premiums collected are remitted to the respective insurance company on a monthly basis.

Concentrations of Credit Risk. Financial instruments that potentially subject Hallmark to concentrations of credit risk consist principally of trade accounts receivable.

Accounts Receivable, Net of Allowance for Doubtful Debts.  Accounts receivable is presented in the consolidated financial statements net of estimated uncollectible amounts.  Hallmark’s records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. As of December 31, 2009 and 2008 the allowance for doubtful accounts was $-0- and $6,397, respectively.  Hallmark generally requires clients pay invoices for service fees no later than one day prior to the applicable payroll date.  As such, Hallmark generally does not require collateral.  Amounts reported in the consolidated balance sheets approximate fair value.

Income Taxes.  Hallmark’s accounting for income taxes is in accordance with ASC 740, Accounting for Income Taxes, which requires the use of the “liability method” of accounting for income taxes.  Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.  Current income taxes are based on the year’s income taxable for income tax reporting purposes.

Hallmark recognizes and discloses its tax positions in accordance with ASC 740, which requires the disclosure of uncertain tax positions and related penalties and interest recognized in the financial statements.  Hallmark has not maintained any tax positions which it believes would not be reasonably sustainable upon examination by a taxing authority.  Accordingly, no related penalties or interest were recognized in the consolidated financial statements.  Federal tax returns for the years ending December 31, 2007, 2008, and 2009 and State tax returns for the years ending December 31, 2006, 2007, 2008, and 2009 are still subject to examination.

Use of Estimates.  Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Results of Operations

Three Months Ended March 31, 2010 Compared to the Three Months Ended March 31, 2009

The following table sets forth, for the periods indicated, certain line items from Hallmark’s statement of operations:

	THREE MONTHS ENDED MARCH 31,
	2010	2009
Revenues	$225,794	$405,326
Gross Profit	27,695	93,073
Operating Expenses	120,745	124,626
Operating Loss	(93,050)	(31,553)
Other Income (Expenses)	(24,223)	(15,395)
Income Tax Expense (Benefit)	-	(7,042)
Loss from Discontinued Operations	-	(10,667)
Net Loss	$(117,273)	$(50,573)

Revenues. Revenues decreased by $179,532, or 44.3%, from $405,326 during the three months ended March 31, 2009 to $225,794 for the three months ended March 31, 2010. The decrease was attributable to a reduction in the number of worksite employees due to the loss of certain clients, as well as employee lay-offs at retained clients, as a result of the general economic environment in Texas and Alabama.

The table below compares the number of PEO clients and the number of worksite employees at March 31, 2009 and 2010.

	Number of	Number of
Period	PEO Clients (1)	Worksite Employees(4)

March 31, 2009	48(2)	617

March 31, 2010	32(3)	204
____________

(1)	During 2007, Hallmark consummated two acquisitions significantly expanding its client base. At December 31, 2007, Hallmark had 64 PEO clients.

(2)
At March 31, 2009, Hallmark’s 48 PEO clients were the same clients that Hallmark had at December 31, 2007 reflecting a retention rate of 75% of its PEO clients as of December 31, 2007.  The decrease in client retention was attributable to the general economic environment.

(3)
At March 31, 2010, 29 of Hallmark’s 32 PEO clients were the same clients that Hallmark had at December 31, 2007 reflecting a client retention rate of 45% of its PEO clients as of December 31, 2007.  The decrease in client retention was attributable to the general economic environment.

(4)
Hallmark does not report the number of worksite employees by its PEO clients because its revenue is derived from the total payroll of the PEO client, and not by the number of employees.  For the three months ended March 31, 2010, the decrease in revenue of PEO clients was attributable to a loss in the number of PEO clients, as well as a reduction in the number of worksite employees of PEO clients~~.~~ in Alabama.

       Gross Profit.  Gross Profit, which is the excess of revenues over direct costs (payroll taxes, benefits, and workers compensation costs), decreased by $65,378, or 70.2%, from $93,073 for the three months ended March 31, 2009 to $27,695 for the three months ended March 31, 2010, and decreased as a percentage of gross billings from 4.6% for the three months ended March 31, 2009 to 2.8% for the three months ended March 31, 2010. The decrease in net revenues was attributable to the reduced gross billings and the loss of a higher margin client.

Operating Expenses.  Operating expenses decreased by $3,881, or 3.1%, to $120,745 for the three months ended March 31, 2010 as compared to $124,626 for the three months ended March 31, 2009, principally as a result of reduced salaries, payroll taxes and benefits, partially offset by increases in commissions related to financings and professional fees related to the Exchange Agreement.

Operating Loss.  Hallmark experienced an operating loss of $93,050 for the three months ended March 31, 2010, compared to an operating loss of $31,553 for the three months ended March 31, 2009.

Other Income (Expense).  Other income (expenses) increased from $(15,395) for the three months ended March 31, 2009 to $(24,223) for the three months ended March 31, 2010, or 57.3%, primarily as a result of increased interest expense to due to increased borrowings.

Net Loss.  Hallmark’s net loss increased from $(50,573) for the three months ended March 31, 2009 to $(117,273) for the three months ended March 31, 2009.

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

The following table sets forth, for the periods indicated, certain line items from Hallmark’s statement of operations:

	TWELVE MONTHS ENDED DECEMBER 31,
	2009	2008
Revenues	$1,516,000	$1,745,885
Gross Profit	338,577	328,308
Operating Expenses	486,116	574,500
Operating Loss	(147,539)	(246,192)
Other Income (Expenses)	(346,385)	(117,620)
Income Tax Expense (Benefit) – deferred	164,079	(63,390)
Loss from Discontinued Operations	(230,758)	117,711
Net Loss	$(888,761)	$(182,711)

Revenues. Revenues decreased by $229,885, or 13.2%, from $1,745,885 during the year ended December 31, 2008 to $1,516,000 for the year ended December 31, 2009. The decrease was attributable to a reduction in the number of worksite employees due to the loss of certain clients, as well as employee lay-offs at retained clients in Alabama, as a result the general economic environment, partially offset by the addition of worksite employees at new clients in Texas.

The table below compares the number of PEO clients and the number of worksite employees at December 31, 2008 and 2009.

Period	Number of	Number of
	PEO Clients	Worksite Employees (4)

December 31, 2008	71(2)	470

December 31, 2009	63(3)	242
________________

(1)	During 2007, Hallmark consummated two acquisitions significantly expanding its client base. At December 31, 2007, Hallmark had 64 PEO clients.

(2)
At December 31, 2008, of Hallmark’s 71 PEO clients, 62 PEO clients were the same clients that Hallmark had at December 31, 2007 reflecting a retention rate of 97% of its PEO clients as of December 31, 2007.

(3)
At December 31, 2009, of Hallmark’s 63 PEO clients, 48 PEO clients were the same clients that Hallmark had at December 31, 2007 reflecting a retention rate of 75% of its PEO clients as of December 31, 2007. The decrease in client retention was attributable to the general economic environment.

(4)
 Hallmark does not report the number of worksite employees by its PEO clients because its revenue is derived from the total payroll of the PEO client, and not by the number of employees.  For the year ended December 31, 2009 the decrease in revenue was attributable to loss in the number of PEO clients, as well as a reduction in the number of worksite employees of PEO clients~~.~~ in Alabama.

Gross Profit.  Gross Profit, which is the excess of revenues over direct costs (payroll taxes, benefits, and workers compensation costs), increased by $10,269, or 3.1%, from $328,308 for the year ended December 31, 2008 to $338,577 for the year ended December 31, 2009. As a percentage of gross billings, net revenues increased from 3.2% for the year ended December 31, 2008 to 4.5% for the year ended December 31, 2009.  These increases were attributable to the addition of worksite employees at a new, higher margin client in the second quarter of 2009.

Operating Expenses.  Operating expenses decreased by $88,384, or 15.4%, to $486,116 for the year ended December 31, 2009 as compared to $574,500 for the year ended December 31, 2009, but increased as a percentage of gross revenues from 5.7% to 6.5%.  Hallmark reduced almost all operating expenses, except for increases in professional fees and commissions.

Operating Loss.  Hallmark reduced its operating loss from $246,192 for the year ended December 31, 2008 to $147,539 for the year ended December 31, 2009 as a result of the higher net revenues and reduced operating expenses.
.

Other Income (Expense).  Other income (expenses) increased from $(117,620) for the year ended December 31, 2008 to $(346,385) for the year ended December 31, 2009.  The components of this increase were impairment of good will in the amount of $218,513 and a financing fee of $147,000, partially offset by other income of $69,177 and reduced interest expense.

Income Tax Expense (Benefit). Income tax changed from a benefit of $(63,390) for the year ended December 31, 2008 to an expense of $164,079 for the year ended December 31, 2009. This change was principally attributable to the reversal of a deferred tax valuation allowance of $212,540 and impairment of good will of $32,777, arising as a result of the going concern qualification of Hallmark’s auditors in 2009.

Loss from Discontinued Operations.  Income from continuing operations decreased from $117,711 for the year ended December 31, 2008 to a loss from discontinued operations of $(230,758) for the year ended December 31, 2009. The decrease for the year ended December 31, 2009 was attributable to the loss recognized on the discontinuation of the operations of PAS of $334,208 offset by income from operations of PAS of $62,728, resulting in a net loss from discontinued component of $271,480 before taxes, compared to income from operations of $138,484 before taxes in the year ended December 31, 2008.

Net loss.  As a result of the foregoing, Hallmark’s net loss increased from $182,711 in the year ended December 31, 2008 to $882,761 in the year ended December 31, 2009.

Liquidity and Capital Resources

At December 31, 2009 and 2008 and at March 31, 2010, Hallmark had a working capital deficiency of $565,148, $356,879 and $629,616, respectively. To date, Hallmark has financed its operations principally through proceeds of offerings of securities exempt from the registration requirements of the Securities Act, available credit, and cash flow from operations.

Since the beginning of fiscal 2010, to finance shortfalls in operating cash, Hallmark has been relying on lines of credit, loans from directors and the issuance of a senior note dated May 11, 2010 issued to an unrelated third party in the principal amount of $150,000 (the “Senior Note”).  The Senior Notes bears interest at 12% per annum, increasing to 18% in the case of default, and matures on the earlier of November 11, 2010 or the date of closing of Hallmark’s next financing. In connection with the issuance of the Senior Note, Hallmark issued 225,000 shares of its common stock which upon the consummation of the share exchange was exchanged for 75,000 shares of common stock of the Registrant.  Hallmark has a line of credit with a lending institution in the amount of $50,000, with outstanding borrowings bearing interest at 6.25%.  As of March 31, 2010, the Company had outstanding borrowings of $49,915 under the line of credit.
Hallmark anticipates that it will need approximately $200,000 to finance shortfalls in operating cash through the end of 2010 and it does not presently have sufficient cash to repay the Senior Note. Unless the holder extends the maturity date, the holder may declare this note due and payable immediately.  Additionally, Hallmark is in default of related party debt in the principal amount of $427,200.

The Registrant is currently seeking funding to pay off outstanding debt and to fund the expansion of its operations. Accordingly, the Registrant will be required to issue equity or debt securities or enter into other financial arrangements, including relationships with corporate and other partners, in order to raise additional capital. No assurance can be made that funding will be available on terms acceptable to the Registrant, or at all.  In such event, the Registrant’s business, prospects, financial condition, and results of operations could be materially adversely affected.

          For the year ended December 31, 2009, net cash provided by (used in) operating activities was $(289,718), compared to $58,265 for the year ended December 31, 2008. Such increase in cash used in operating activities was primarily attributable to the increases in net loss and other current liabilities, partially offset by the loss from discontinued operations, impairment of good will and an increase in accounts payable. For the three months ended March 31, 2010, net cash used in operating activities was $(89,556), compared to $(49,583) for the three months ended March 31, 2009. Such increase was primarily attributable to the increased net loss, common stock issued as compensation in 2009 and an increase in other current liabilities, partially offset by a reduction of accounts payable.

       Cash provided by (used in) financing activities increased to $116,284 during the year ended December 31, 2009, from $(4,677) during the year ended December 31, 2008. For the three months ended March 31, 2010 net cash provided by financing activities increased to $49,750 during the three months ended March 31, 2010, from $9,776 during the three months ended March 31, 2009.

Hallmark’s auditors have emphasized the uncertainty related to its ability to continue as a going concern in their audit report for 2009. Hallmark intends to address its long term liquidity needs by expanding its operations through the acquisition of PEOs that have profitable operations and whose owners are seeking exit strategies. Hallmark believes that this is a unique time in the PEO industry. Many of the early PEO entrepreneurs are reaching or exceeding retirement age. They lack successful exit strategies. There are few potential buyers outside of the industry as it is a “hands on” business, not a passive investment. Together with the uncertainties of the economy, these factors combine to present an opportunity for rapid expansion through acquisitions. As a result of its investment in information technology, its management expertise, and its industry relationships, Hallmark’s strategy will be to acquire PEOs through a combination of stock, notes and cash, thereby offering these owners an exit strategy.  However, there is no assurance that the Company will be successful in identifying acquisition candidates, negotiating purchase agreements, obtaining financing and consummating any such acquisition.

Hallmark has identified one or more acquisition candidates and has had discussions regarding one or more acquisitions.  Notwithstanding the foregoing, Hallmark has no binding agreements, arrangements, or understandings with respect to any such acquisitions at the date of this Report.

Quantitative and Qualitative Disclosures about Market Risk

Hallmark believes that changes in interest rates will not have a material effect on its liquidity, financial condition or results of operations.

Impact of Inflation

Management believes that results of operations are not dependent upon moderate changes in inflation rates as it expects to be able to pass along component price increases to Hallmark’s clients.

Seasonality

Hallmark has not experienced any material seasonality in operations or business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock immediately prior to and following the share exchange by (i) each person known by the Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Registrant’s former officers and directors; (iii) the Registrant’s current officers and directors; and (iv) the Registrant’s current officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date.  Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.  The table below is based on 8,248,020 and 7,820,820 shares of common stock of the Registrant issued and outstanding immediately prior to and after the closing of the share exchange, respectively.

Except as otherwise noted, the address of the referenced individual is c/o Hallmark Human Resources, Inc., 3107 Fall Creek Highway, Granbury, Texas 76049.

	Shares of Common Stock Beneficially Owned		Percentage of Class Beneficially Owned
Name and Address of Beneficial Owner	Immediately Prior to Completion of the Share Exchange	Immediately Following the Completion of the Share Exchange	Immediately Prior to the Completion of the Share Exchange	Immediately Following the Completion of the Share Exchange
Brian Leftwich (1)(2)(6)	7,998,020	2,821,809	97%	34.2%
Thomas Willis (3)(4)	0	2,760,550	0%	35.3%

Wayne Bay (5)	0	238,833	0%	3.1%

Thomas Quinn (5)	0	213,833	0%	2.7%

Jerome Giambalvo (5)	0	71,333	0%	*

Charles Wood (5)	0	0	0%	*

Steven Aupperle (5)	0	272,833	0%	3.5%

Delena Willis (4)(5)	0	378,083	0%	4.8%

All Executive Officers and Directors as a group	7,998,020	7,184,476	97%	87.1%
_____________
(1)	Indicates director prior to the completion of the share exchange.

(2)	Indicates officer prior to the completion of the share exchange.

(3)	Indicates director commencing at the completion of the share exchange.

(4)	Indicates officer commencing at the completion of the share exchange.

(5)
Includes the beneficial ownership of the individuals who became directors upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders.

(6)
Includes 277,200 shares of Common Stock issuable upon the conversion of a Secured Convertible Debenture held by Dobyville HR, LLC and 150,000 shares of Common Stock issuable upon the conversion of a Secured Convertible Debenture held by Imperial Investments, LLC.  Mr. Leftwich is the sole member of each of Dobyville HR, LLC and Imperial Investments, LLC.

*         Less than 1.0%.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

Executive Officers, Directors, and Key Employees

Set forth below is certain information with respect to the individuals who are the Registrant’s directors, officers and key employees and are expected to become directors as a result of the share exchange.

Name	Age	Position

Thomas Willis	55	Chairman, Chief Executive Officer; Chief Financial Officer; Director

Steven Aupperle	62	Director*

Delena Willis	77	Secretary, Director*

Brian Leftwich	32	Director

Wayne Bay	70	Director*

Thomas Quinn	64	Director*

Jerome Giambalvo	60	Director*

Charles Wood	70	Director*
________________

*         Referenced individual became a director of the Registrant upon the tenth day following the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders.

Set forth below is biographical information with respect to each of the aforementioned individuals.

Thomas Willis
Mr. Willis has been Hallmark’s Chairman of the Board since its inception and has served as Hallmark’s Chief Executive Officer and President since 2006. Since August 6, 2010, Mr. Willis has served as the Registrant’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors.  He entered the insurance business as a salesman in 1978 and worked as an independent agent. In 1986 he was hired by Time Insurance (now Assurant) to open a new territory in Dallas, Texas. Mr. Willis was responsible for recruiting independent agents and training and motivating them to sell Time’s medical and life insurance products. He left Time in June of 1990 and founded Great SW Brokerage which by 2000 was one of the ten largest independent brokerage agencies in the United States. Mr. Willis served on National Association of Insurance Marketers’s Board of Directors from 1996 to 2001, and was elected president of NAIM in 2000. Mr. Willis triple majored in Mathematics, Computer Technology & Accounting at South Plains College and Middle Tenn. State University and is a Marine Corp veteran. Mr. Willis is the son of Ms. Delena Willis.  Mr. Willis’ insurance and management experience, as noted above, his serving as Chief Executive Officer and President of Hallmark since 2006, along with his educational background led the Regisrant to the conclusion that he should serve as Chairman, in light of the Registrant’s business and structure.

Steve Aupperle
Mr. Aupperle has served as a member of the Board of Directors of Hallmark since 2005 and Vice President of Finance since March 2006. Mr. Aupperle is the Principal of Turnkey Insurance Solutions, an insurance brokerage firm, serving in such position since 2008 and prior thereto as their Chief Financial Officer since 2006. Mr. Aupperle is also a Partner of a catering company, City Kitchen. From 2005 until 2006, he served as Principal of AA Finanical Solutions. Mr. Aupperle has been a senior officer of several other insurance companies.  He was Chief Operating Officer and Acting President of Protected Home Mutual Life Insurance Company, Chief Operating Officer (and Co-Founder) of Senior Life Insurance Company, Senior Vice President and CFO of Texas Life Insurance Company (a MetLife company), Financial Officer of MetLife International, Vice President and CFO of Security Benefit Life, and Assistant V.P. of United Insurance Company of America.  He has been a consultant for the National Association of Insurance Commissioners and Life Strategies. Mr. Aupperle is a CPA, CFA and FLMI and holds an MBA from the University of Iowa and a BA in Accounting and Math at Augustana College.  Mr. Aupperle’s insurance and CPA experience, as noted above, along with his educational background led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Delena Willis
Ms. Willis has served as Secretary of Hallmark since 1996. Since August 6, 2010, Ms Willis has served as the Registrant’s Secretary. Prior to her retirement, Ms. Willis began working as an auditor for Holiday Inns in 1963 and rose to become the first female innkeeper/manager in the corporation. Her management career progressed in other industries and returned to the hotel industry with Host management Corp. She was responsible for opening hotels and initial training of personnel throughout the USA. Ms. Willis subsequently became an executive administrator for Purdue Investments where she remained until becoming Secretary of Great Southwest Brokerage, a position she holds today. Ms. Willis is the mother of Mr. Willis.   Ms. Willis’ finance and management experience, as noted above, led the Regisrant to the conclusion that she should serve as director, in light of the Regisrant’s business and structure.

Brian Leftwich
Mr. Leftwich has served as a member of the Board of Directors of Hallmark since 2008. From October 2009 until August 2010, Mr. Leftwich served as the Registrant’s Chief Executive Officer and Chief Financial Officer and has been a member of the Registrant’s Board of Directors since October 2009. Mr. Leftwich has worked in the financial markets for over 14 years. Mr. Leftwich founded Equity & Asset Solutions in August 2009 in order to capitalize upon opportunities to acquire distressed mortgages and properties from major financial institutions, and, since inception, has served as its Chief Executive Officer. From May 2006 to the present, Mr. Leftwich has also served as President and Chief Executive Officer of Dobyville Partners, doing business as Leftwich Investments, a private equity firm specializing in small to mid-sized companies. From April 2005 through May 2006, Mr. Leftwich served as an Investment Executive at Smith Barney, and served as an investment advisor at Charles Schwab from June 2000 through April 2005. Mr. Leftwich has extensive experience in bonds, real estate, private equity holdings, REITS, life settlement options, equity derivatives and commodities. Mr. Leftwich also serves a co-manager of Imperial Investments Management, a hedge fund. Mr. Leftwich serves as Chairman of the Board of Destination Ministry Foundation, a non-profit foundation designed to help support and transform troubled teens into productive members of society.  Mr. Leftwich’s finance and investment experience, as noted above, led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Wayne Bay
Mr. Bay has served as a member of the Board of Directors of Hallmark since 2005. Since 1987 he has served as President of Bay Integrated Concepts, an insurance brokerage that Mr. Bay founded and which provides life and medical plans for brokers to distribute to their large accounts. Prior to founding Bay Integrated Concepts, Mr. Bay served in a number of roles in the insurance industry including Director of National Accounts of Humana, National Account Executive for CIGNA, Sales Manger for Mass Mutual Life Insurance and Employee Benefit Manager for ITT. Mr. Bay has served on the product, travel, membership committees of the National Association of Insurance Marketers for several years and the Board of Directors for two years. Mr. Bay majored in General Business with a minor in Economics at Oklahoma State University and served in the US Army Reserve for eights years.   Mr. Bay’s finance and management experience, as noted above, along with his educational background led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Thomas Quinn
Mr. Quinn has served as a member of the Board of Directors of Hallmark since 2005. Mr. Quinn serves as Senior Vice President of Sales for Trover Solutions, an independent provider of outsourced insurance subrogation, claims recovery and cost containment solutions for the healthcare payor and property and casualty industries. Mr. Quinn has 30 years of experience in the healthcare and insurance industries, holding executive positions at Staff Builders, Inc., Olsten Health Services and DeHayes Consulting Group, E.F. Hutton Healthcare and DeHayes Consulting Group. Mr. Quinn has served on the board of directors of two publicly traded companies, LaserSight and AdventRx and currently sits on the boards of several private healthcare companies. He was also on the Board of Trustees of Lynn University in Boca Raton. Mr. Quinn holds a Bachelors of Science Degree from the University of Pittsburgh.  Mr. Quinn’s insurance and management experience, as noted above, led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Jerome (Jerry) Giambalvo
Mr. Giambalvo has served as a member of the Board of Directors of Hallmark since 2006. Mr. Giambalvo is currently an Independent Benefits Consultant and has been retained by Idearc Media for benefits design, administration and communications consulting. His 39 year career has been exclusively in Human Resources positions including labor relations consulting, generalist positions at increasing levels through the Assistant Vice President level at the former Contel Telephone. He has extensive experience in employee benefit positions including design and administration. He retired in 2007 from Verizon Communications as the Director of Health and Welfare Delivery, having been responsible for the on-going enrollment, administration and delivery of medical, dental, life, and LTD insurances, flexible spending accounts, COBRA and other ancillary benefits to over 350,000 active employees, retirees and their families.  Mr. Giambalvo is a graduate of the University of Texas, Austin and has taken graduate studies courses at Eastern Michigan University.  Mr. Giambalvo’s insurance and human resources experience, as noted above, led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Charles L. Wood
           Mr. Wood has served as a member of the Board of Directors of Hallmark since 2008.  At retirement in December 2007, he was Group Executive with over twenty years management experience at Unitrin, Inc. (NYSE:UTR).  His Unitrin experience included: President, United Insurance Company of America (top three home service life insurance companies) and President, United Insurance Company of America - Group Medical Insurance Division in Los Angeles.  He was Group Executive for the following Unitrin companies: Unitrin Direct (top five P&C auto/homeowners direct distribution companies); Pyramid Life Insurance Company (under Mr. Wood‘s corporate leadership when sold to Ceres in 1997); Reserve Life Insurance Company (acquired in 1999 by Unitrin and remained under Mr. Wood’s corporate leadership until his retirement);  and Fireside Bank, a leading regional auto finance bank in California.  Mr. Wood serves or has served on the board’s of: Advanced Headache Intervention, Inc.; California Life and Health Association; Deprenyl Animal Health, Inc. (DAHI:NASD); Insure Jewelry Now, Inc.; NEC Electronics of America; and Xcyte, Inc. Mr. Wood was the Founder and President of Xcyte, Inc., the first radio frequency highway toll collection company.  Mr. Wood’s international management experience included living for two years in Hong Kong and two years in Singapore while managing two Teledyne, Inc. high technology manufacturing companies.  He holds both Life & Health and Property & Casualty insurance licenses in Illinois. Mr. Wood received an MBA from Pepperdine University and a BS in BA from Youngstown State University, in Ohio.  Mr. Wood’s insurance and management experience, as noted above, led the Regisrant to the conclusion that he should serve as director, in light of the Regisrant’s business and structure.

Board of Directors and Officers

Each director is elected until the next annual meeting of the Registrant and until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the board of directors. The board of directors may also appoint additional directors up to the maximum number permitted under the Registrant’s by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the Registrant’s articles of incorporation and by-laws.

       Messrs. Bay, Quinn, Giambalvo and Wood as members of the Regisrant’s Board are considered independent directors under the listing standards of NASDAQ, even though such definition does not currently apply to the Regisrant because it is not listed on NASDAQ.

Board Committees

The Registrant expects its board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. The Registrant intends to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although the Registrant is not required to comply with such requirements until it elects to seek listing on a national securities exchange.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation earned during the years ended December 31, 2009 and 2008 by Hallmark’s Chief Executive Officer. Hallmark does not have a Chief Financial Officer. The Registrant refers to such individuals as “named executive officers”:

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Tom Willis	2009	0	0	0	0	0	0	0	0

Chief Executive Officer	2008	21,000	0	0	0	0	0	0	21,000
________

1.	The information is provided for each fiscal year of Hallmark which begins on January 1 and ends on December 31.
2.	Dana Hyde, the Registrant’s former officer and director did not receive any compensation for her services.

Option Plan

Currently there is no stock option plan. The Registrant intends to implement a stock option plan to attract and retain employees.

Director Compensation

No compensation was paid by either the Registrant or Hallmark during year ended December 31, 2009. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreements

Hallmark has not entered into a formal written employment agreement with any of its executive officers, however, it intends to enter into a written employment agreement with Thomas Willis, its Chief Executive Officer and Chief Financial Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The Registrant's policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on the Registrant’s experience in the business sectors in which it operates and the terms of its transactions with unaffiliated third parties, it believes that all of the transactions described below met this policy standard at the time they occurred.

Great Spirits, Inc.

As previously reported in the Registrant’s Current Report on Form 8-K filed with the Commission on June 15, 2010, on June 14, 2010, the Registrant entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Hallmark and the beneficial holders thereof (the “Hallmark Shareholders”) which sets forth the terms and conditions of the business combination of the Registrant and Hallmark in which the Registrant agreed, subject to closing conditions, to issue 5,187,944 shares of Common Stock to the Hallmark Shareholders in exchange for all the outstanding common stock of Hallmark, and Hallmark will become a consolidated subsidiary of the Registrant. In connection with the transaction, Brian Leftwich, the principal stockholder, Chief Executive Officer, and sole director of the Registrant agreed to retire all but approximately 2,382,876 shares of his common stock of the Registrant. On August 6, 2010, the share exchange and related transactions contemplated by the Exchange Agreement were completed. Mr. Leftwich was formerly a stockholder of Hallmark and currently serves on both the board of directors of Hallmark and the Registrant.

Hallmark Human Resources, Inc.

       On December 21, 2008, Hallmark sold 5,000 shares of its common stock to Brian Leftwich, a current member of Hallmark’s Board of Directors, for the sum of $3,840.

On July 11, 2008, Hallmark entered into a convertible debenture (the “Debenture”) in the principal amount of $277,200 with Dobyville HR, LLC (“Dobyville”). Mr. Leftwich is the sole member of Dobyville. Principal under the Debenture is payable in 48 monthly installments of $10,416.66 beginning with the full funding of the Debenture, which to date has not occurred.  The Debenture bears interest at 10% per annum, payable each month.  As a result of an oral agreement of Hallmark and Dobyville, the Debenture is convertible, at the option of Dobyville, into shares of Common Stock of the Regisrant at a conversion price of $1.00 subject to certain adjustments. Neither payment of principal nor interest has been made under the Debenture.

On January 5, 2009, Hallmark and Imperial Investments LLC (“Imperial”) entered into a 30 day loan in the principal amount of $150,000 bearing interest at 12% per annum. In connection with the loan, 4,000 shares of common stock of Hallmark were issued to an unrelated party. Hallmark and Imperial orally agreed that the principal is convertible, at the option of Imperial, into shares of Common Stock of the Regisrant at a conversion price of $1.00. Neither payment of principal nor interest has been made under the loan.

On January 29, 2010, Hallmark sold 60,000 shares of its Common Stock to Steve Aupperle, a member of Hallmark’s Board of Directors, for the sum of $10,000 and 60,000 share of its Common Stock  to Jerry Giambalvo, a member of Hallmark’s Board of Directors, for the sum of $10,000.

       Exemption from registration for all of the aforesaid sales is claimed under Section 4(2) of the Securities Act of 1933, as amended.  The certificates representing these shares contain a restrictive legend.

DESCRIPTION OF SECURITIES

General

           At the date hereof the Registrant is authorized to issue 50,000,000 shares of Common Stock, with a par value of $0.001 per share and 1,000,000 Preferred Shares, with a par value of $0.10 per share.  Immediately prior to and after the closing of the share exchange there were 8,248,020 and 7,820,820 shares of Common Stock outstanding, respectfully, and no shares of preferred stock outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.  There is no cumulative voting for the election of directors.  Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Registrant’s Board of Directors out of funds legally available for that purpose and, upon the Registrant’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Shares, if any.  Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully-paid and non-assessable.

           Except as otherwise required by Colorado law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of Common Stock is present in person or proxy.

Preferred Stock

The Registrant’s Preferred Shares are entitled to such rights, preferences and limitations as determined by its Board of Directors. At the present time, no rights, preferences or limitations have been established for the Registrant’s Preferred Shares. The issuance of Preferred Shares may have the effect of delaying, deferring or preventing a change in the Registrant’s control without further action by the stockholders. The issuance of Preferred Shares with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock.

Convertible Debt, Options and Warrants

       Except with respect to debentures convertible into 427,200 shares of Common Stock of the Registrant, the Registrant does not have any options, warrants or other derivative securities outstanding.

Stock Symbol; Trading of Common Stock

           The Registrant’s common stock is quoted on the OTC Bulletin Board and the OTCQB under the symbol “GSPS”.

Transfer Agent and Registrar

           The transfer agent and registrar for the Common Stock of the Registrant is X-Pedited Transfer Corporation, of Denver, Colorado.  Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202.  Their phone number is (303) 573-1000.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Registrant’s Common Stock is quoted on the OTC Bulletin Board and the OTCQB under the symbol “GSPS”.

In September 2008, trading of the Registrant’s shares began for the first time however the stock has been very thinly traded. There can be no assurances that an active market for Registrant’s common stock will be established and sustained.

The last reported sale price per share of common stock as quoted on the OTCBB was $.02 per share in October 2009.

As of August 6, 2010, and after giving effect to the share exchange there were 189 record holders of the Registrant’s Common Stock and there were 7,820,820 shares of the Registrant’s Common Stock outstanding.

The Registrant has not declared nor paid any cash dividend on its common stock, and the Registrant currently intends to retain future earnings, if any, to finance the expansion of its business, and does not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on its Common Stock will be made by the board of directors, in their discretion, and will depend on the Registrant’s financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

Equity Compensation Plan Information

The Registrant does not have any equity compensation plans.  The board of directors may adopt an equity compensation plan in the future.

RECENT SALES OF UNREGISTERED SECURITIES

Great Spirits, Inc.

During the last three years, the Registrant has issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.  All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

Pursuant to the Exchange Agreement, which closed on August 6, 2010, the 116 Hallmark Shareholders acquired 5,187,944 shares of Common Stock in exchange for all the outstanding common stock of Hallmark. In addition, Brian Leftwich cancelled all but 2,382,876 shares of Common Stock of the Registrant. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering.

Hallmark Human Resources, Inc.

During the last three years, Hallmark has issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and Hallmark believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Date	Common Stock Issued	Amount Paid

9/20/07	4,000	$5,000
11/5/07	7,500	$7,500
11/7/07	16,300	$15,898
11/19/07	50,000	$50,000
11/30/07	1,000	$1,000
12/17/07	11,000	$6,250
12/21/07	41,000	$31,500
4/21/08	4,000	$5,600
12/30/08	13,793	$20,000
6/2/09	20,000	$25,000
1/29/10	120,000	$20,000
5/11/10 (1)	225,000	$150,000
___________

(1)
On May 11, 2010 Hallmark issued a senior note to an unrelated third party in the principal amount of $150,000 bearing interest at 12% per annum, increasing to 18% in the case of default, and maturing on the earlier of November 11, 2010 or the date of closing of Hallmark’s next financing. In connection with the issuance of the note, Hallmark issued 225,000 shares of its common stock which upon the consummation of the share exchange was exchanged for 75,000 shares of common stock of the Registrant. A finders fee of $15,000 was paid to a registered broker dealer in connection with the transaction.

     On January 7, 2010, Hallmark entered into an agreement with NWMP to act as Hallmark’s non-exclusive financial and strategic advisor in connection with the Exchange Agreement.  The agreement with NWMP provided for, among other things, warrants to acquire 247,500 shares of Hallmark, the warrants which are exercisable for five years, at the purchase price equal to the lower of (A) the average bid price for the common stock of the Registrant on the day immediately preceding the date upon which the transaction contemplated by the agreement shall be publicly announced for the first time and (B) the average bid price on the date immediately preceding the date of the execution of the definitive documentation relating to the transactions contemplated by the agreement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 7-109-102 of the Colorado Business Corporation Act (“CBCA”) provides, in general, that a corporation incorporated under the laws of the State of Colorado, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Colorado corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the court conducting the proceeding determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Registrant’s Articles of Incorporation and Bylaws provide that it will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the CBCA, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders’ or directors’ resolution or by contract.

The Registrant currently does not have directors and officers liability insurance although it intends to procure directors and officers liability insurance as soon as reasonably practicable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to executive officers and directors of the Registrant, it should be noted that it is the opinion of Commission that such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

*    *    *

The transaction described above is qualified in its entirety by the Exchange Agreement and related documents, copies of which have been incorporated by reference as exhibits to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

Unaudited consolidated Financial Statements of Hallmark Human Resources, Inc. for the three months ended March 31, 2010 and March 31, 2009 (including balance sheets, statements of operations, cash flows for the three months then ended and notes related thereto) are filed as Exhibit 99.1 hereto.

Financial Statements of Hallmark Human Resources, Inc. as of December 31, 2009 and 2008 with independent auditor’s report (including balance sheets, statements of operations, holders’ equity, cash flows for the years then ended and notes to the consolidated and combined financial statements) are filed as Exhibit 99.2 hereto.

 (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit Number	Description

2.1
Share Exchange and Reorganization Agreement dated as of June 14, 2010 by and among Great Spirits, Inc., Hallmark Human Resources, Inc. and the Beneficial Stockholders of Hallmark identified therein incorporated by reference to Exhibit 2.1 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

3.1	Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2 filed on November 1, 2007.

3.2	Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB-2 filed on November 1, 2007.

3.3	Amendment to By-laws of the Registrant incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the Securities and Exchange Commission on August 26, 2010.

10.1
Letter agreement between Hallmark Human Resources, Inc. and New World Merchant Partners, LLC dated January 7, 2010 incorporated by reference to Exhibit 10.1 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.2	Form of Client Service Agreement incorporated by reference to Exhibit 10.2 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.3	Intentionally left blank.

10.4	Intentionally left blank.

10.5
Secured Convertible Debenture issued by Hallmark Human Resources, Inc. to Dobyville HR, LLC dated July 11, 2008  incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.6
Loan Agreement between Hallmark Human Resources, Inc. and Imperial Investments LLC dated January 5, 2009  incorporated by reference to Exhibit 10.6 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.7
Senior Note issued by Hallmark Human Resources, Inc. to Pinewood Trading Fund, L.P. dated May 11, 2010 incorporated by reference to Exhibit 10.7 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.8
Representation letter from Hallmark Human Resources, Inc. to Pinewood Trading Fund, L.P. dated May 11, 2010 incorporated by reference to Exhibit 10.8 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

10.9
Subscription letter to Hallmark Human Resources, Inc. from Pinewood Trading Fund, L.P. dated May 11, 2010 incorporated by reference to Exhibit 10.9 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

23.1	Consent of Independent Registered Public Accounting Firm incorporated by reference to Exhibit 23.1 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

99.1
Unaudited Financial Statements for the Three Month Period Ended March 31, 2010 incorporated by reference to Exhibit 99.1 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

99.2
Audited Financial Statements for the Years Ended December 31, 2008 and December 31, 2009 incorporated by reference to Exhibit 99.2 to the Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2010

GREAT SPIRITS, INC.

By:	/s/ Thomas Willis
Name:	Thomas Willis
Title:	Chief Executive Officer